UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 20, 2004

Date of Report (Date of earliest event reported)

U.S.I. Holdings Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-50041	13-3771733
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

555 Pleasantville Road

Suite 160 South

Briarcliff Manor, New York 10510

(Address of principal executive offices)

(914) 749-8500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

ITEM 5. Other Events.

Attached hereto as Exhibit 99.1 is a press release issued by the Company on April 20, 2004 announcing the closing of the public offering of its common shares.

ITEM 7. Exhibits.

EXHIBIT NO.	DESCRIPTION
99.1	Press Release dated April 20, 2004 announcing the closing of the public offering of its common shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 22, 2004

U.S.I. HOLDINGS CORPORATION

By:	/s/ Ernest J. Newborn, II
Name:	Ernest J. Newborn, II
Title:	Senior Vice President, General Counsel and Secretary